    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 9, 1996

                                                    REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               WAVE SYSTEMS CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                               13-34772426
        (STATE OR OTHER JURISDICTION        (I.R.S. EMPLOYER IDENTIFICATION NO.)
      OF INCORPORATION OR ORGANIZATION)


              540 MADISON AVENUE                            10022
              NEW YORK, NEW YORK                          (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                   ----------

                               WAVE SYSTEMS CORP.
                             1994 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)


                                 JAMES S. HATCH
                               WAVE SYSTEMS CORP.
                               540 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

          TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE:
                                 (212) 755-3282


                                   ----------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                   Proposed                  Proposed
                                                                   Maximum                   Maximum
     Title of Securities to be             Amount to be         Offering Price              Aggregate            Amount of
            Registered                      Registered           Per Share(1)           Offering Price(1)     Registration Fee
- ------------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par           1,000,000 Shares           $1.76                   $1,760,000            $606.90
value.............................
====================================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee, based on the average of the high and low prices for the Class A Common Stock as reported on the Nasdaq National Market System on September 3, 1996.

================================================================================

                            INCORPORATED BY REFERENCE



This Registration Statement on Form S-8 relates to the registration of additional shares reserved for issuance under the registrant's 1994 Stock Option Plan. Pursuant to General Instruction E. of Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 33-97612) filed with the Securities and Exchange Commission and effective on October 2, 1995 are hereby incorporated by reference herein.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of September, 1996.


                                        WAVE SYSTEMS CORP.

                                        By:/s/ Peter J. Sprague
                                           --------------------------------
                                        Name:  Peter J. Sprague
                                        Title: Chairman, Chief Executive Officer
                                               and Principal Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


                SIGNATURE                                      TITLE                                  DATE
                ---------                                      -----                                  ----
/s/         Peter J. Sprague                     Chairman, Chief Executive Officer              September 5, 1996
- ----------------------------------------          and Principal Financial Officer
            Peter J. Sprague


/s/           David Kopans                                  Controller                          September 5, 1996
- ----------------------------------------
              David Kopans


/s/       John E. Bagalay, Jr.                               Director                           September 5, 1996
- ----------------------------------------
          John E. Bagalay, Jr.


                                                             Director                          September   , 1996
- ----------------------------------------                                                                 --
             Philippe Bertin


/s/           George Gilder                                  Director                           September 5, 1996
- ----------------------------------------
              George Gilder


/s/     John E. McConnaughy, Jr.                             Director                           September 5, 1996
- ----------------------------------------
        John E. McConnaughy, Jr.


/s/            Gene W. Ray                                   Director                           September 5, 1996
- ----------------------------------------
               Gene W. Ray

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
- ------                      -----------------------
   5        Opinion of Curtis, Mallet-Prevost, Colt & Mosle


 23.1       Consent of KPMG Peat Marwick LLP


 23.2 Consent of Curtis, Mallet-Prevost, Colt & Mosle (included in Exhibit 5)




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